EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105160 and No. 333-102876, each on Form S-8, of our reports dated December 13, 2005 relating to the financial statements of Imperial Sugar Company (the “Company”) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2005.

DELOITTE & TOUCHE LLP

Houston, Texas

December 13, 2005